EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

(PERFORMANCE VESTING)

This Restricted Stock Agreement (the “Agreement”), dated as of ____________, 20__ (the “Grant Date”), between Unitil Corporation (the “Company”) and ______________ (the “Employee”), an employee of the Group (as defined in the Plan).

WITNESSETH THAT:

WHEREAS, the Company maintains the Unitil Corporation Amended and Restated 2003 Stock Plan (the “Plan”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has approved the grant of an Award of Restricted Stock to the Employee upon the terms and subject to the conditions of the Plan and this Agreement;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Employee as follows:

1. Grant of Award. As of the Grant Date, the Company grants to the Employee an Award of ___________ shares (the “Performance Restricted Shares”) of the Company’s common stock, no par value (the “Shares”), upon the terms and subject to the conditions set forth in this Agreement and the Plan. The Plan is hereby incorporated herein by reference as a part of this Agreement.

2. Performance Vesting. Vesting of the Performance Restricted Shares is determined in part based on the achievement of performance goals described in Exhibit A of this Agreement (each, a “Performance Goal”) measured as of the last day (the “Determination Date”) of the Performance Period. The “Performance Period” means the [•]-month performance period applicable to the Performance Restricted Shares commencing on January 1, 20__, and ending on December 31, 20__.

3. Representations of Employee. The Employee hereby (i) accepts the award of the Performance Restricted Shares described in paragraph 1; (ii) agrees that the Performance Restricted Shares will be held by the Employee and the Employee’s successors, assigns and heirs subject to (and will not be disposed of except in accordance with) all of the restrictions, terms and conditions contained in this Agreement; (iii) represents that the Employee is acquiring the Performance Restricted Shares for investment and not with a view to or for resale or distribution thereof; and (iv) agrees that any certificates issued for the Performance Restricted Shares may bear the following legend or such other legend as the Company, from time to time, deems appropriate:

“The transfer of the Shares represented by this certificate is restricted by the terms of a Restricted Stock Agreement dated as of __________, 20__, a copy of which is on file at the Company’s principal office; no transfer of the Shares represented by this certificate shall be valid or effective until the conditions with respect to such transfer contained in the Agreement have been met.”

4. Continued Employment to Determination Date for Vesting.

(a) If the Employee terminates employment with the Group for any reason other than solely on account of death, Disability or Retirement after the Grant Date and prior to the Determination Date, then (i) all of the Performance Restricted Shares will be immediately forfeited and returned to the Company and the Employee will receive no compensation or consideration for such forfeited Performance Restricted Shares and this Agreement will thereupon be cancelled and (ii) notwithstanding anything to the contrary contained in this Agreement, the Employee will receive no Additional Shares (if applicable).

(b) If the Employee terminates employment with the Group solely on account of death, Disability or Retirement after the Grant Date and prior to the Determination Date, then (i) no such forfeiture of the Performance Restricted Shares will occur prior to the Determination Date, and the provisions of paragraphs 5 and 6 of this Agreement will apply for purposes of determining the Employee’s vested Performance Restricted Shares as of the Determination Date and (ii) notwithstanding anything to the contrary contained in this Agreement, the Employee will receive no Additional Shares (if applicable).

(c) For purposes of this Agreement, “Retirement” means termination of employment with the Group (i) on or after age 55 with at least 15 years of employment with the Group or (ii) on or after age 65 with at least five years of employment with the Group.

5. Performance Vesting; Additional Shares.

(a) If the Employee has not previously forfeited the Performance Restricted Shares under paragraph 4 of this Agreement, then as of the Determination Date some or all of the Performance Restricted Shares may become vested or may be forfeited, and on or before the first March 15 after the Determination Date additional Shares (“Additional Shares”) may be granted, based on the level of achievement of each Performance Goal for the Performance Period as described below in this paragraph 5, and subject to the proration provisions of paragraph 6 with respect to an Employee who terminated employment with the Group after the Grant Date and prior to the Determination Date solely on account of the Employee’s death, Disability or Retirement.

(b) Exhibit A attached hereto specifies Minimum, Target and Maximum performance thresholds for each Performance Goal. The Committee will determine the achievement level attained with respect to each Performance Goal as of the Determination Date.

(c) The vesting or forfeiture of the Performance Restricted Shares, and the grant of Additional Shares (if applicable), will be determined according to Exhibit A.

The applicable vesting percentages for each Performance Goal will be determined separately, and the separate vesting percentages will be added together and applied to the Performance Restricted Shares. Accordingly, the Employee’s vesting percentage in the Performance Restricted Shares may range from 0% to 150%.

•

If the vesting percentage is less than 100%, then Performance Restricted Shares that are not vested will be forfeited as of the Determination Date and returned to the Company, and the Employee will receive no compensation or consideration for such forfeited Performance Restricted Shares.

•	If the vesting percentage is 100%, then the Employee will become 100% vested in the Performance Restricted Shares as of the Determination Date.

•

If the vesting percentage is greater than 100%, then Additional Shares will be issued to the Employee. The number of Additional Shares issued to the Employee will equal the number of the Performance Restricted Shares multiplied by the Employee’s vesting percentage in excess of 100%.

For example, if the Employee’s vesting percentage is 125%, then the Employee will be issued a number of Additional Shares equal to 25% of the number of Performance Restricted Shares, and if the Employee’s vesting percentage is 150%, then the Employee will be issued a number of Additional Shares equal to 50% of the number of Performance Restricted Shares.

No partial Performance Restricted Share will be forfeited, and no partial Additional Share (if applicable) will be issued. For purposes of forfeitures and the issuance of Additional Shares (if applicable), and for purposes of proration under paragraph 6, the Committee will round up to the closest whole Share; provided that in no event shall the number of Additional Shares exceed 50% of the number of Performance Restricted Shares. Any Additional Shares to be issued under this paragraph will be issued no later than the first March 15 after the Determination Date.

6. Proration Upon Termination for Death, Disability or Retirement. If the Employee terminates employment with the Group after the Grant Date and prior to the Determination Date solely on account of death, Disability or Retirement, then (a) the number of Performance Restricted Shares, if any, that otherwise become vested under paragraph 5 will be multiplied by a fraction to determine the actual number of Performance Restricted Shares that become vested and (b) notwithstanding anything to the contrary contained in this Agreement, the Employee will receive no Additional Shares (if applicable). The numerator of such fraction is the number of the Employee’s completed entire calendar months of employment with the Group during the Performance Period, and the denominator of such fraction is the number of months in the Performance Period. Any Performance Restricted Shares that are not otherwise forfeited under paragraph 5 and that are forfeited under this paragraph, will be forfeited as of the Determination Date and returned to the Company, and the Employee will receive no compensation or consideration for such forfeited Performance Restricted Shares.

7. Restrictions. The Employee may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Performance Restricted Shares, or any interest therein, and the Performance Restricted Shares shall be subject to forfeiture, until the Employee’s rights in such Shares have vested in accordance with this Agreement (the period of time until the Performance Restricted Shares have vested is referred to as the “Period of Restriction”). Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement will be void and of no effect.

8. Voting and Dividends.

(a) Except as provided in this Agreement, with respect to the Performance Restricted Shares, the Employee shall have all of the rights of a shareholder of the Company, including the right to vote the Performance Restricted Shares during the Period of Restriction. In the event any cash dividends, non-cash dividends or other distributions (the “Dividends”), whether in property, or stock of another company, are paid on any Performance Restricted Shares during the Period of Restriction, such Dividends payable to the Employee shall be retained by the Company and not delivered to the Employee until such time, if any, as the Period of Restriction on the shares with respect to which such Dividends have been paid shall have lapsed and such shares become fully vested and not subject to forfeiture to the Company. Such Dividends with respect to the Performance Restricted Shares shall be paid to the Employee upon the lapse of the restrictions or retained by the Company in the event the Performance Restricted Shares on which such Dividends were paid are forfeited and returned to the Company. Any Shares issued pursuant to Section 4.2 of the Plan with respect to the Performance Restricted Shares shall be treated as additional Performance Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Performance Restricted Shares with respect to which such Shares are issued.

THE EMPLOYEE WAIVES THE EMPLOYEE’S RIGHT TO RECEIVED ANY DIVIDENDS WITH RESPECT TO PERFORMANCE RESTRICTED SHARES EXCEPT AS PROVIDED IN THIS AGREEMENT.

(b) The Employee shall not have any of the rights of a shareholder of the Company with respect to any Additional Shares that the Company may issue to the Employee under this Agreement until the Company actually issues such Additional Shares to the Employee.

9. Forfeiture. The Employee shall have no further rights as a shareholder of the Company with respect to forfeited Performance Restricted Shares and any Dividends with respect to such forfeited Performance Restricted Shares under this Agreement, including, without limitation, any right to receive any distribution payable to shareholders of record on or after the date of such forfeiture.

10. Registration and Stock Power. As soon as practicable after the date of this Agreement, the Company shall issue the Performance Restricted Shares (in certificated or uncertificated form), which shall be registered in the Employee’s name and shall bear whatever legend the Committee shall determine, including, but not limited to, the legend set forth in paragraph 3. The Employee shall execute appropriate stock powers in blank and such other documents as the Company shall prescribe.

11. Withholding and Notification of Section 83(b) Election. The Company shall have the right to deduct or withhold, or require the Employee to remit to the Company, an amount in cash (or in Shares, subject to Section 15.2 of the Plan) sufficient to cover any tax, including any Federal, state or local income or employment tax, required to be withheld or otherwise deducted and paid with respect to the Performance Restricted Shares or the vesting thereof or with respect to Additional Shares, if any, issued under this Agreement. The Employee agrees to notify the Company if the Employee makes the election provided for in Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Performance Restricted Shares.

12. No Right to Employment. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Group or shall interfere with or restrict in any way the rights of the Group to terminate the Employee’s employment.

13. Additional Restrictions Applicable to Public Offering. In the event that the Company files a registration statement under the Securities Act of 1933 with respect to an underwritten public offering of any Shares, the Company (or a representative of the underwriters in such offering) may require that the Employee not sell or otherwise transfer or dispose of any Shares during a period (not to exceed 180 days) following the effective date of such registration statement (the “Lock-Up Restrictions”). At the Company’s request, the Employee shall execute and deliver to the Company and such representative of the underwriters an agreement in customary form relating to the Lock-Up Restrictions.

14. Power of Committee. The Committee, in its sole discretion, may adjust (i) the Minimum, Target or Maximum performance thresholds for each Performance Goal, (ii) the achievement level attained with respect to each Performance Goal, or (iii) the vesting provisions of paragraph 6, and any such adjustment shall be final, conclusive and binding.

15. Amendment. This Agreement may be amended or supplemented at any time by the mutual written consent of the parties hereto.

16. Governing Law; Forum. The laws of the State of New Hampshire shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws. Each of the Company and the Employee irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the state or federal courts of the State of New Hampshire, and any appellate court from any thereof. Each of the Company and the Employee irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in such courts. Each of the Company and the Employee agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

18. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices at 6 Liberty Lane West, Hampton, NH 03842-1720, attention: Corporate Secretary, and if to the Employee or the Employee’s successors, assigns or heirs, to the address last furnished by the Employee to the Group. Each notice and communication shall be deemed to have been given when received by the Company or the Employee.

19. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

20. Titles and Defined Terms. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The singular shall include the plural, when the context so indicates. Unless otherwise defined or indicated in this Agreement, terms with initial capital letters shall have the meanings given to them in the Plan.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Agreement as of the day and year first above written.

UNITIL CORPORATION

By:
Name:
Title:

EMPLOYEE

By:
Name:

EXHIBIT A

Performance Goals; Thresholds; Vesting or Forfeiture of Performance Restricted Shares and Grant of Additional Shares

		Vesting or Forfeiture of Performance Restricted Shares and Grant of Additional Shares
Performance Goal(s)	Performance Thresholds	Less than Minimum Performance Threshold	Minimum Performance Threshold		Target Performance Threshold		Maximum Performance Threshold
[insert description of performance goal 1]	minimum: [•]% target: [•]% maximum: [•]%	0%	[	•]%	[	•]%	[	•]%
[insert description of performance goal 2]	minimum: [•]% target: [•]% maximum: [•]%	0%	[	•]%	[	•]%	[	•]%

Total of Row(s) in Column		0%	50%		100%		150%

If the level of achievement of a performance goal exceeds the Minimum but is less than the Target, then the amount of vesting of forfeiture will be determined on a straight line basis between the Minimum and the Target.

If the level of achievement of a performance goal exceeds the Target but is less than the Maximum, then the amount of vesting or forfeiture will be determined on a straight line basis between the Target and the Maximum.